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                                                                    EXHIBIT 99.1


December 18, 1998 8:45 AM - Business Wire

SUIZA FOODS ENTERS JOINT VENTURE WITH DAIRY FARMERS OF AMERICA

DALLAS--(BUSINESS WIRE)--Dec. 18, 1998--Suiza Foods Corporation (NYSE:SZA) today announced it has formed a joint venture with Dairy Farmers of America (DFA) pursuant to which the northeastern dairy operations of the two entities have been combined to form a business having revenues of approximately $1.2 billion.

The joint venture includes Suiza's Garelick Farms business, with annual revenues of approximately $720 million and DFA's Tuscan/Lehigh dairy operations, with approximately $500 million in annual revenues. Suiza owns a 75% interest in the joint venture and DFA owns the remaining 25% interest. Suiza will act as manager of the joint venture. The transaction is expected to be accretive to Suiza's 1999 earnings and will not require Suiza to make a cash contribution or incur any additional debt.

The businesses of Suiza contributed to the joint venture include Garelick Farms' operations in Massachusetts, New York and New Jersey, West Lynn Creamery in Massachusetts, Fairdale Farms in Vermont, Grant's Dairy in Maine and Miscoe Springs in Massachusetts. DFA is a national dairy cooperative which owns interests in dairy processors throughout the country. DFA's Tuscan and Lehigh plants contributed to the joint venture currently serve markets in New Jersey, New York, Pennsylvania, Delaware and Maryland. The joint venture will be the exclusive entity through which Suiza and DFA will conduct their future dairy operations in the states of Delaware, Maryland, Pennsylvania, New Jersey, New York, Connecticut, Rhode Island, Massachusetts, New Hampshire, Maine and Vermont.

Gregg L. Engles, Suiza's Chairman and Chief Executive Officer, commented: "This venture enables us to greatly expand our already significant presence in the Northeast and broadens our reach to additional markets in the Atlantic coast states. Our customers will now be able to access a single source for a broad range of products in markets from the Mid-Atlantic region through New England. As a result of this combination, we expect to realize synergies and reduce operating costs in these markets as we continue to benefit from increased economies of scale. We are extremely pleased that we have been able to capitalize and expand our business through this venture in a manner so favorable to the Company and to its shareholders."

Suiza Foods is a Dallas-based company with leading positions in the dairy and consumer goods packaging industries. Its principal holdings are in fluid dairy processing, refrigerated, shelf-stable and frozen dairy case products, and consumer goods packaging.

Certain statements and information in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be indicated by phrases such as "believes," "anticipates," "expects," "intends," "foresees," "projects," "forecasts" or words of similar meaning or import. Such statements are



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subject to certain risks, uncertainties, or assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the applicable forward-looking statement. Among the key factors that may have a direct bearing on the Company's results and financial condition are (i) risks associated with the Company's acquisition strategy, including its ability to integrate the operations of its acquired businesses and realize operating efficiencies, (ii) risks relating to the Company's leverage position, (iii) risks associated with intense competition in the Company's industries and (iv) the impact of governmental regulations affecting the dairy industry. Any forward-looking statements made or incorporated by reference herein speak only to the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in its expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

CONTACT: Suiza Foods Corporation, Dallas

J. Michael Lewis
Vice President and Treasurer
(214) 303-3437
or
Morgen-Walke Associates, New York
June Filingeri, John Blackwell
Media contact: Eileen King
(212) 850-5600